Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMENDMENT NO. 1, dated as of November 9, 2007 (this “First Amendment”), to the Amended and Restated Stockholders Agreement, dated as of January 8, 2007 (the “Stockholders Agreement”), by and among (i) CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC. (f/k/a KCHS Holdings, Inc.), a Delaware corporation (the “Company”), (ii) KOHLBERG INVESTORS V, L.P., a Delaware limited partnership, KOHLBERG PARTNERS V, L.P., a Delaware limited partnership, KOHLBERG OFFSHORE INVESTORS V, L.P., a Delaware limited partnership, KOHLBERG TE INVESTORS V, L.P., a Delaware limited partnership, and KOCO INVESTORS V, L.P., a Delaware limited partnership (collectively, the “Kohlberg Stockholders”), (iii) ROBERT CUCUEL, MARY JANE GRAVES, NITIN PATEL, JOEY RYAN and the other members of management of the Company and its subsidiaries who are stockholders of the Company and have executed the Stockholders Agreement or have otherwise agreed to be bound by the provisions thereof (the “Management Stockholders”), (iv) BLACKSTONE MEZZANINE PARTNERS II L.P., a Delaware limited partnership, and BLACKSTONE MEZZANINE HOLDINGS II L.P., a Delaware limited partnership (together, “Blackstone”) and (v) S.A.C. DOMESTIC INVESTMENTS, L.P. a Delaware limited partnership (“SAC,” and collectively with Blackstone, the “Institutional Stockholders,” and collectively with Blackstone, the Management Stockholders and the Kohlberg Stockholders, the “Stockholders”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Stockholders Agreement.

WHEREAS, pursuant to, and subject to the limitations set forth in, Section 12 of the Stockholders Agreement, no amendment of the Stockholders Agreement shall be effective unless such amendment is approved in writing by the Company, the Kohlberg Stockholders, the holders of at least a majority of the then-outstanding Institutional Shares and the holders of at least a majority of the then-outstanding Management Shares; and

WHEREAS, the Stockholders wish to amend the Stockholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment.

(a) Section 1 of the Stockholders Agreement is hereby amended by adding the following definitions therein:

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A or 430B (or any successor rules or regulations) under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

(b) Section 7 of the Stockholders Agreement is hereby amended by adding the following provision (f) therein:

“(f) Indemnification; Contribution.

(i) The Company will indemnify, defend and hold harmless each holder of Stockholder Shares included in any registration effected pursuant to this Section 7 and each underwriter of such securities, and each person, if any, who controls each such holder and underwriter within the meaning of the Securities Act, and their respective partners, directors, officers, stockholders, members, employees, trustees, agents, advisors and Affiliates (each, an “Indemnified Person”), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party hereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Disclosure Package, Registration Statement, Prospectus or Free-Writing Prospectus or supplement or amendment thereto related to any such registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or proceeding; provided that the Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, proceeding or expense is finally determined by a court of competent jurisdiction to arise out of or result from any untrue statement in or omission from written information about such Indemnified Person in its capacity as a stockholder of the Company and furnished to the Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein.

(ii) Each holder of Stockholder Shares will, on a several (not joint) basis, if Stockholder Shares held by such holder are included in a registration effected pursuant to this Section 7, indemnify, defend and hold harmless the Company, each of its directors and officers who signs the related Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and each other holder of Stockholder Shares whose Shares are included in such registration to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof, whether or not the Company is a party hereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Disclosure Package, Registration Statement, Prospectus or Free-Writing Prospectus or supplement or amendment related to any such registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company, such directors, officers and controlling persons and such other holders for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or proceeding, in each case to the extent, but only to the extent, that any such claim, loss, damage, liability, action, proceeding or expense is finally determined by a court of competent jurisdiction to arise out of or result from any untrue statement in or omission from written information about such holder in its capacity as a stockholder of the Company and furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the liability of any such holder under this Section 7(f) (whether in respect of indemnification or contribution obligations) shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of Stockholder Shares in such registration.

(iii) Each party entitled to indemnification under this Section 7(f) (the “Indemnified Party”) shall give notice to each party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(f), except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure. If notice of commencement of any such action is given to the Indemnifying Party as provided above, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such claim or any litigation resulting therefrom at its own expenses, with counsel chosen by it, which counsel shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Each Indemnified Party may employ separate counsel and participate in such defense, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (a) the Indemnifying Party agrees to pay such fees and expenses of such counsel, (b) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (c) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by its counsel that either (1) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (2) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim or litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 7(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall severally, and not jointly, contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, or of the Indemnified Party, on the other hand, in connection with such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any claim, loss, damage, liability or expense referred to above shall be deemed to include, subject to the limitations set forth in Section 7(f)(ii) and (iii) above, any legal or other fees, changes or expenses reasonably incurred by such party in connection with any investigation or proceeding. Anything to the contrary notwithstanding, the total amount to be contributed by any holder of Stockholder Shares shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Stockholder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(f)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meeting of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.”

2. Miscellaneous.

(a) Governing Law. The General Corporation Law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity and interpretation of this First Amendment shall be governed by the internal law, and not the law of conflicts, of the State of New York.

(b) Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be an original but all of which taken together shall constitute but one instrument.

(c) Continued Force and Effect. Except as expressly amended or modified herein, the provisions of the Stockholders Agreement are and shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed, this First Amendment on the date first written above.

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.

By:	/s/ Mary Jane Graves
Name:	Mary Jane Graves
Title:	Chief Financial Officer, Vice President and Secretary

THE KOHLBERG STOCKHOLDERS:

Kohlberg Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:	Gordon Woodward
Title:	Director

Kohlberg Partners V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:	Gordon Woodward
Title:	Director

Kohlberg Offshore Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:	Gordon Woodward
Title:	Director

Kohlberg TE Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:	Gordon Woodward
Title:	Director

KOCO Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:	Gordon Woodward
Title:	Director

THE INSTITUTIONAL STOCKHOLDERS:

Blackstone Mezzanine Partners II L.P.

By:	Blackstone Mezzanine Associates II, L.P., its general partner

By:	Blackstone Mezzanine Management Associates II, L.L.C., its general partner

By:	/s/ Salvatore Gentile
Name:	Salvatore Gentile
Title:	Authorized Signer

Blackstone Mezzanine Holdings II L.P.

By:	Blackstone Mezzanine Associates II, L.P., its general partner

By:	Blackstone Mezzanine Management Associates II, L.L.C., its general partner

By:	/s/ Salvatore Gentile
Name:	Salvatore Gentile
Title:	Authorized Signer

S.A.C. Domestic Investments, L.P.

By:	S.A.C. Capital Management, LLC, its general partner

By:	/s/ Peter A. Nussbaum
Name:	Peter A. Nussbaum
Title:

MANAGEMENT STOCKHOLDERS:

By:	/s/ Robert Cucuel
Name:	Robert Cucuel

By:	/s/ Mary Jane Graves
Name:	Mary Jane Graves

By:	/s/ Nitin Patel
Name:	Nitin Patel

By:	/s/ Joey Ryan
Name:	Joey Ryan